Exhibit 99.3

ReWalk Robotics Ltd.
Unaudited Pro Forma Condensed Combined Financial Information

Introduction

On August 8, 2023, ReWalk Robotics Ltd. (the “Parent”, “Company”, "ReWalk") entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AlterG Inc., a Delaware corporation ("AlterG”), and Atlas Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of Parent. On the effective time, Parent, Merger Sub and AlterG intend to effect a business combination through the merger of Merger Sub with and into AlterG (the “Merger”), with AlterG continuing as the surviving corporation ("the Surviving Corporation") in the Merger.

Each share of Merger Sub common stock that is issued and outstanding immediately prior to the effective time shall be converted into one newly and validly issued, fully paid and nonassessable share of common stock, $0.001 par value per share, of the Surviving Corporation, and these shares shall be the only shares of capital stock of the Surviving Corporation that are issued and outstanding immediately after the effective time.

Each share of AlterG capital stock held in AlterG's treasury or owned by AlterG or Parent immediately prior to the effective time shall be cancelled and extinguished without consideration or conversion.

Each outstanding AlterG warrant or a portion thereof outstanding immediately prior to the Effective Time shall be cancelled and extinguished at the effective time without any present or future right to receive any consideration therefor. No AlterG's warrant shall be assumed by Parent in connection with the Merger.

Each share of AlterG capital stock that is issued and outstanding immediately prior to the effective time shall be cancelled and extinguished and, other than Disregarded Shares (as this term is defined in the Merger Agreement), automatically converted into the right to receive an amount in cash, without interest, payable at closing, equal to the Total Merger Consideration (as this term is defined in the Merger Agreement). The Merger Agreement provides two potential earnout payments to be made by ReWalk based on a percentage of AlterG’s year-over-year revenue growth during each of the two consecutive trailing twelve-month periods following the closing of the Merger (the "Future Payments"). The Total Merger Consideration is comprised of the Estimated Initial Merger Consideration (as this term is defined in the Merger Agreement) and all Future Payments that will become payable pursuant to the Merger Agreement.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of June 30, 2023, gives effect to the Merger as if it had been completed as of June 30, 2023, and combines the condensed consolidated balance sheet of ReWalk as of June 30, 2023, with the condensed balance sheet of AlterG as of June 30, 2023.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022, and for the six months ended June 30, 2023, give effect to the Merger as if it had occurred on January 1, 2022. The unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2022, combines the consolidated statement of operations of ReWalk for the year ended December 31, 2022, and AlterG's statement of operations for the year ended December 31, 2022. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023, combines the condensed consolidated statement of income of ReWalk for the six months ended June 30, 2023, with AlterG's statement of operations for the six months ended June 30, 2023.

The historical financial statements of ReWalk and AlterG have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma transaction accounting adjustments. The unaudited pro forma adjustments are based upon available information and certain assumptions that the ReWalk's management believes are reasonable.

The unaudited pro forma condensed combined financial information and the accompanying notes are provided for informational and illustrative purposes only and should be read in conjunction with the following:

•
The historical audited consolidated financial statements of ReWalk as of and for the year ended December 31, 2022, and the related notes, included in ReWalk's Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

•
The historical unaudited condensed consolidated financial statements of ReWalk as of and for the six months ended June 30, 2023, and the related notes, included in ReWalk's Quarterly Report on Form 10-Q for the quarter ended June 30, 2023;

•	The historical audited financial statements of AlterG as of and for the fiscal year ended December 31, 2022, and the related notes; and
•	The historical unaudited condensed financial statements of AlterG as of and for the six months ended June 30, 2023, and the related notes.

The unaudited pro forma condensed combined financial information does not purport to project the future financial condition and results of operations of the Company. The actual results of the Company may differ significantly from those reflected in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information has been prepared solely for informational purposes. Information regarding these pro forma adjustments is subject to risks and uncertainties that could cause actual results to differ materially from our unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information is not intended to represent and does not purport to be indicative of what the combined company financial condition or results of operations would have been had the Merger and other adjustments related to the Merger occurred at an earlier date or on the dates assumed.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2023
(USD In thousands)

	ReWalk (Historical)	AlterG (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	58,184	1,028	(19,000)	A	39,468
			(744)	E
Trade receivable, net	774	2,194			2,968
Prepaid expenses and other current assets	1,846	504			2,350
Inventories	3,038	2,477	853	F	6,368
Restricted cash		51			51
Total current assets	63,842	6,254	(18,891)		51,205
LONG-TERM ASSETS
Restricted cash and other long-term assets	689				689
Operating lease right-of-use assets	1,151	1,226	(143)	J	2,234
Property and equipment, net	129	842			971
Intangible assets, net			14,191	F	14,191
Goodwill			10,519	D	10,519
Other assets		30			30
Total Long-term assets	1,969	2,098	24,567		28,634
TOTAL ASSETS	65,811	8,352	5,676		79,839
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of operating leases liability	616	657	(105)	J	1,168
Trade payables	2,846	2,140	2,343	B	7,329
Employees and payroll accruals	936	777			1,713
Deferred revenue	435	1,286	(1,044)	C	677
Other current liabilities	609	852	(207)	C	1,254
Line of credit		5,617	(5,617)	C	-
Warranty obligations	-	176			176
Total current liabilities	5,442	11,505	(4,630)		12,317
LONG-TERM LIABILITIES
Convertible notes	-	1,247	(1,247)	C	-
Deferred revenue	841	861			1,702
Non-current operating leases liability	541	632	(101)	J	1,072
Other long-term liabilities	13	356			369
Deferred taxes			4,141	G	4,141
Earnout liability			3,607	H	3,607
Total long-term liabilities	1,395	3,096	6,400		10,891
Total liabilities	6,837	14,601	1,770		23,208

Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2023
(USD In thousands)

	ReWalk (Historical)	AlterG (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
COMMITMENTS AND CONTINGENT LIABILITIES
Redeemable convertible preferred shares	-	34,198	(34,198)	I	-
Shareholders’ equity
Ordinary share	4,435	1	(1)	I	4,435
Additional paid-in capital	280,455	2,450	(2,450)	I	280,455
Treasury shares	(3,203)	-			(3,203)
Accumulated deficit	(222,713)	(42,898)	42,898	I	(225,056)
			(2,343)	B
Total shareholders’ equity (deficit)	58,974	(40,447)	(42,790)		56,631
Total Liabilities, redeemable convertible preferred shares, Common shares and Shareholders' Deficit	65,811	8,352	5,676		79,839

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2023
(USD In thousands, except share and per share amounts)

	ReWalk (Historical)	AlterG (Historical)	Transaction Accounting Adjustments		Pro Forma Combined

Revenues	2,567	9,554			12,121
Cost of revenues	1,420	5,565	780	AA	7,765
Gross profit	1,147	3,989	(780)		4,356
Research and development	1,568	832			2,400
Sales and marketing	4,988	2,628	768	AA	8,384
General and administrative	4,124	839	133	AA	5,096
Total operation expenses	10,680	4,299	901		15,880
Operating loss	(9,533)	(310)	(1,681)		(11,524)
Financial (expense) income, net	636	(530)	530	CC	636
Other income	-	15			15
Total other income	-	15	-		15
Loss before income taxes	(8,897)	(825)	(1,151)		(10,873)
Taxes on income	66	-	(265)	DD	(199)
Net loss	(8,963)	(825)	(886)		(10,674)

Total share	59,515,289				59,515,289

Net loss per ordinary share – basic and diluted	(0.15)				(0.18)
Weighted average number of shares used in computing net loss per ordinary share, basic and diluted	59,515,289				59,515,289

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2022
(USD In thousands, except for share and per share amounts)

	ReWalk (Historical)	AlterG (Historical)	Transaction Accounting Adjustments		Pro Forma Combined

Revenues	5,511	19,796			25,307
Cost of revenues	3,606	10,658	1,855	AA	16,119
Gross profit	1,905	9,138	(1,855)		9,188
Research and development	4,031	1,769			5,800
Sales and marketing	9,842	5,328	1,537	AA	16,707
General and administrative	7,134	1,635	265	AA	11,377
			2,343	BB
Total operation expenses	21,007	8,732	4,145		33,884
Operating income (loss)	(19,102)	406	(6,000)		(24,696)
Financial (expense) income, net	-	(877)	872	CC	(5)
Other income	-	511			511
Total other income	-	511	-		511
Income (loss) before income taxes	(19,102)	40	(5,128)		(24,190)
Taxes on income	467	-	(640)	DD	(173)
Net Income (loss)	(19,569)	40	(4,488)		(24,017)

Net loss per ordinary share – basic and diluted	(0.31)				(0.39)
Weighted average number of shares used in computing net loss per ordinary share, basic and diluted	62,378,797				62,378,797

*) Represent an amount lower than $1.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
INFORMATION

Note 1 – Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

ReWalk's and AlterG's historical financial statements were prepared in accordance with U.S. GAAP and are presented in U.S. dollars. ReWalk has determined that no significant adjustments are necessary to conform AlterG's accounting policies to the accounting policies used by ReWalk.

The unaudited pro forma condensed combined financial information does not include the realization of any cost savings from operating efficiencies, synergies or other restructuring activities which might result from the Merger.

The historical combined financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results.

The Merger was accounted for as a business combination using the acquisition method of accounting under the provisions of ASC 805, Business Combinations (“ASC 805”), and using the fair value concepts defined in ASC 820, Fair Value Measurements (“ASC 820”). ReWalk was determined as the accounting acquirer in the transaction based on an analysis of the criteria outlined in ASC 805 and the facts and circumstances specific to this transaction. Under ASC 805, all assets acquired, and liabilities assumed are recorded at their acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of acquisition consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. The determination of the fair values of the assets acquired and liabilities assumed (and the related determination of estimated useful lives of amortizable identifiable intangible assets) requires significant judgment and estimates. The estimates and assumptions used include the projected timing and amount of future cash flows and discount rates reflecting risk inherent in the future cash flows related to the businesses acquired. Although the Company believes the fair values assigned to the assets acquired and liabilities assumed from the Merger are reasonable, new information may be obtained about facts and circumstances that existed as of the date of the Merger during the twelve-month period following the Merger which could cause actual results to differ materially from the unaudited pro forma condensed combined financial information.

Note 2. Preliminary Purchase Price Allocation

Preliminary Aggregate Purchase Consideration

Reflects the preliminary aggregate purchase consideration of $21.6 million related to the Merger. The calculation of the estimated purchase consideration is based on the terms of the Merger Agreement and management’s estimates as of the date of this filing. Therefore, the preliminary aggregate purchase consideration used for purposes of the unaudited pro forma condensed combined financial information may differ materially from the actual purchase consideration.

The preliminary aggregate purchase consideration is as follows:

Preliminary Aggregate Purchase Consideration	USD In thousands
Total Cash considerations paid to shareholders	12,136
AlterG's Indebtedness to be settled by ReWalk (1)	6,864
Total cash consideration paid to selling equity and debt holders	19,000
Earnout payment	3,607
AlterG's liabilities assumed by ReWalk (1)	(1,251)
Total AlterG's Closing Cash (2)	744
Preliminary aggregate purchase consideration	22,100

(1)	Represents an adjustment to the transaction price as a result of AlterG's Indebtedness to be settled or assumed by ReWalk at effective time, in accordance with the Merger Agreement.
(2)
Reflects an adjustment to the transaction price as a result of AlterG's closing cash balance, which includes cash and prepaid inventory, existing as of the effective time, in accordance with the Merger Agreement.

Preliminary Aggregate Purchase Consideration Allocation

The preliminary aggregate purchase consideration allocation to assets acquired and liabilities assumed is provided throughout these notes to the unaudited pro forma condensed combined financial statements and is reflected as if the closing date was June 30, 2023. The following table provides a summary of the preliminary aggregate purchase consideration allocation by major categories of assets acquired and liabilities assumed based on ReWalk's management’s preliminary estimate of their respective fair values:

Preliminary Aggregate Purchase Consideration Allocation	USD In thousand
Assets:
Cash and cash equivalent	1,028
Accounts receivable, net	2,194
Prepaids & other	504
Inventory	3,330
Restricted cash	51
PP&E, net	842
Right of use asset	1,083
Other non-current assets	30
Liabilities:
Accounts payable	(2,140)
Accrued compensation	(777)
Other accrued liabilities	(852)
Deferred revenue	(1,286)
Warranty Obligations	(176)
Deferred revenue, net of current portion	(861)
Leases Liability	(1,083)
Warranty Obligations	(356)
Intangible Assets:
Customer Relationship - Warranty	200
Customer Relationship - Rental	2,099
Distributors Relationships	4,561
Technology	6,242
Trademark	795
Backlog	294
Deferred Tax	(4,141)
Goodwill	10,519
Total purchase price consideration	22,100

The estimated useful lives of the intangibles' assets (in years) are as follows:

Estimated Useful Lives
Customer Relationship - Warranty	2
Customer Relationship - Rental	4
Distributors Relationships	5
Technology	4
Trademark	3
Backlog	1

The preliminary aggregate purchase consideration allocation above reflects the recording of goodwill of $10,519 million. Goodwill represents the excess of the preliminary aggregate purchase consideration over the preliminary estimated fair values of recorded tangible and intangible assets acquired and liabilities assumed in the Merger. The actual amount of goodwill to be recorded in connection with the Merger is subject to change once the valuation of the fair value of tangible and intangible assets acquired and liabilities assumed has been completed. The final valuation of such assets and liabilities is expected to be completed as soon as practicable but no later than one year after the consummation of the Merger.

Note 3. Pro Forma Adjustments

The unaudited pro forma condensed combined financial information is based upon the historical consolidated and condensed consolidated financial statements of the Company and of AlterG and certain adjustments which the Company believes are reasonable to give effect to the Merger. These adjustments are based upon currently available information and certain assumptions, and therefore, the actual adjustments will likely differ from the pro forma adjustments. In particular, such adjustments include information based upon our preliminary allocation of the Merger consideration, which is subject to adjustment based upon the completion of our valuation analysis.

The unaudited pro forma condensed combined financial information included herein was prepared using the acquisition method of accounting for the Merger. As discussed above, the purchase price allocation is considered preliminary at this time. However, the Company believes that the preliminary purchase price allocation and other related assumptions utilized in preparing the unaudited pro forma condensed combined financial information provide a reasonable basis for presenting the pro forma effects of the Merger. Other than those pro forma adjustments described below, the Company believes there are no adjustments, in any material respects, that need to be made to present AlterG's financial information in accordance with U.S. GAAP, or to align AlterG's historical accounting policies with the Company’s.

The adjustments made in preparing the unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2023, are as follows:

(A)	Reflects $19 million of cash paid as consideration of the acquisition, of which $8.1 million were used to settle AlterG's Indebtedness (See C below).

(B)
Reflects ReWalk's nonrecurring estimated transaction costs of $2.3 million in connection with the Merger, such as adviser fees, legal, and accounting expenses which were not yet accrued or expensed as of June 30, 2023.

(C)	The amount of $8.1 million relates to AlterG's Indebtedness to be settled or assumed by ReWalk as of the closing date.

(D)	The pro forma adjustment to goodwill of $10.5 million represents the excess of the preliminary purchase price over the fair value of the assets acquired and liabilities assumed.

(E)
Reflects an adjustment to the transaction price as a result of the closing cash balance, which includes cash and prepaid inventory, existing in the acquired as of the closing date, in accordance with the Merger Agreement.

(F)
Reflects the estimated fair value of AlterG's’ identified tangible and intangible assets acquired. Refer to Note 2 for the purchase price allocation of the intangible assets recognized and associated useful lives.

(G)	Reflects deferred taxes resulting from pro forma fair value adjustments primarily related to the acquired intangibles.

(H)
Reflects the fair value of the earnout payments to be made by ReWalk based on a percentage of AlterG’s year-over-year revenue growth during each of the two consecutive trailing twelve-month periods following the closing of the Merger, in accordance with the Merger Agreement.

(I)	Reflects the elimination of AlterG's historical equity.

(J)	Reflects the right of use asset and lease liability calculated based on the remaining lease payments as of the closing date discounted using an updated discount rate.

The adjustments made in preparing the unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2022, and for the six-month ended June 30, 2023:

(AA)	Represents incremental amortization expense recorded as a result of the intangible assets recognized in the Merger.

(BB)	Reflects ReWalk's nonrecurring merger-related transaction costs in in the amount of $2.3 million.

(CC)	Reflects the removal of historical interest and deferred expenses related to the AlterG’s debts settled at the Closing Date.

(DD)
Reflects the income tax impact of the pro forma adjustments utilizing a statutory income tax rate in effect of approximately 23%, adjusted for any estimated non-deductible transaction costs. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on activities following the consummation of the Merger.